UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 19, 2013

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

Global Casinos, Inc. (the “Company”) announced that on Thursday, September 19, 2013,  the Colorado Gaming Commission approved the application of Casinos, USA, Inc., the Company’s wholly-owned subsidiary that owns the Bull Durham Casino, to transfer ownership of its gaming license to Gemini Gaming, LLC.  This represents the final approval needed to consummate the previously announced Split-Off of the Company’s gaming assets and operations and concurrent acquisition of West Paces Ferry Healthcare REIT, Inc. (“WPF”).

The Company plans to close the Split-Off and acquisition of WPF effective September 30, 2013.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: September 23, 2013	_/s/ Clifford L. Neuman Clifford L. Neuman, President